C B ASSOCIATES
                               24816 Wooded Views
                              West Hills, CA 91387
                        (818) 598-8566 Fax (818) 395-9346

                            LEASE EXTENSION AGREEMENT

It is thereby agreed by and between Lessor, C. B. Associates, and Lessee, UNAPIX INTERNATIONAL, that the lease at 4515 Van Nuys Boulevard, Sherman Oaks, on Suite 301, is hereby extended for two years, commencing April 1, 1997 through March 31, 1999 at the new rental rate of $2,300 per month for the first year (April 1, 1997 through March 31, 1998), and $2,350 per month for the second year (April 1, 1998 through March 31, 1999). All the other terms and conditions to remain the same.

That the lease at 4515 Van Nuys Boulevard, Sherman Oaks, on Suite 302, is hereby extended for two years, commencing April 1, 1997 through March 31, 1999 at the current rental rate of $1,500 per month for the two-year period. All the other terms and conditions to remain the same.

Lessee agrees to give Lessor notice 90 days before the end of the above referenced terms as to whether Lessee intends to further extend said leases. If Lessee does not intend to extend, Lessor shall have the right to show and market said suite during the final 90 days of said term.

Dated: March 12, 1997                  Dated: 3/11/97


C B ASSOCIATES                         UNAPIX INTERNATIONAL
Lessor                                 Lessee


By: /s/ Lucille Chauncey               BY: /s/ Scott Hanock
    ------------------------               -------------------------------
                                           Scott Hanock